UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2019

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-02979	No.	41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1-2/3	WFC	NYSE
7.5% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	WFC.PRL	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series N	WFC.PRN	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series O	WFC.PRO	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series P	WFC.PRP	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q	WFC.PRQ	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series R	WFC.PRR	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series T	WFC.PRT	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series V	WFC.PRV	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series W	WFC.PRW	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series X	WFC.PRX	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Y	WFC.PRY	NYSE
Guarantee of 5.80% Fixed-to-Floating Rate Normal Wachovia Income Trust Securities of Wachovia Capital Trust III	WBTP	NYSE
Guarantee of Medium-Term Notes, Series A, due October 30, 2028 of Wells Fargo Finance LLC	WFC/28A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Wells Fargo & Company (the “Company”) announced the appointment of Scott E. Powell as its Chief Operating Officer effective as of December 9, 2019. The Company’s news release announcing Mr. Powell’s appointment is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Mr. Powell, age 57, has served, since 2015, in various senior positions with Santander Holdings USA, Inc. (“Santander Holdings USA”) and certain of its affiliates, including as follows: President and Chief Executive Officer, and a director, of Santander Holdings USA since March 2015; President and Chief Executive Officer of Santander Consumer USA Holdings Inc. (“Santander Consumer USA”) since August 2017 and a director of Santander Consumer USA since September 2016; Senior Executive Vice President of Santander Bank, National Association (“Santander Bank”) since his appointment as President and Chief Executive Officer of Santander Consumer USA; President and Chief Executive Officer of Santander Bank from July 2015 until his appointment as President and Chief Executive Officer of Santander Consumer USA; and a director of Santander Bank since July 2015. Santander Holdings USA is a wholly owned subsidiary of Banco Santander, S.A. Before joining Santander Holdings USA, Mr. Powell was Executive Chairman of StoneRiver National Flood Services Inc. from 2013 until 2014. From 2002 to 2012, Mr. Powell served in several senior positions at JPMorgan Chase & Co. and its predecessor Bank One Corporation. Mr. Powell is a member of the boards of directors of The Clearing House Payments Company L.L.C. and the Boys & Girls Club of Boston as well as Phipps Houses and The END Fund in New York City. He received a B.A. from the University of Minnesota and an M.B.A. from the University of Maryland.

Under the terms of his offer letter from the Company, Mr. Powell will receive a base salary at an initial annual rate of $1,750,000. Beginning for the 2020 performance year, he will be eligible to receive an annual incentive award under the Wells Fargo Bonus Plan or other applicable annual bonus plan (“Bonus Plan”) in an amount ranging from 0% to 150% of his annual base salary, with a target annual incentive award of 100% of annual base salary. Annual incentive awards will be determined at the discretion of the Human Resources Committee of the Company’s Board of Directors (“HRC”) and will be subject to the terms of the Bonus Plan. Also beginning for the 2020 performance year, Mr. Powell will be eligible to receive, at the Company’s discretion, annual long-term incentive awards under the Company’s Long-Term Incentive Compensation Plan (“LTICP”) having an expected aggregate target value of $5,500,000, subject to approval by the HRC and to his continued employment through the grant date and subject to the vesting period and other terms and conditions of the LTICP and the applicable award agreement. Mr. Powell may be eligible to receive, also at the Company’s discretion and subject to HRC approval, prorated annual and long-term incentive awards for the 2019 performance year based on his employment with the Company in 2019. Subject to the offer letter, Mr. Powell’s annual base salary rate, annual incentive award opportunity, and annual long-term incentive award value may be adjusted in the future to reflect changes in his role and responsibilities, competitive market conditions, or such other factors deemed relevant by the Company or the HRC.

Mr. Powell’s offer letter provides that he will receive an upfront cash signing bonus of $3,200,000, subject to his continued employment in good standing with the Company through the payment date and subject to repayment if his employment ends before completion of one year for a reason specified in the offer letter, with the amount of repayment, if any, based on the reason for termination and the number of months of completed employment prior to termination, as described in the offer letter. To further replace compensation forfeited by him from his prior employer, Mr. Powell will also receive an award of restricted share rights (“RSRs”) under the LTICP with a grant date value of $7,500,000, subject to approval by the HRC and his active employment with the Company on the grant date. The number of RSRs to be granted will be determined by dividing the grant date value of $7,500,000 by the closing price per share of the Company’s common stock on the grant date. The RSRs will vest in annual installments over a four-year period, as follows:

40% near the first anniversary of the grant date (but not earlier than January 1, 2021)
20% near the second anniversary of the grant date (but not earlier than January 1, 2022)
20% near the third anniversary of the grant date (but not earlier than January 1, 2023)
20% near the fourth anniversary of the grant date (but not earlier than January 1, 2024)

To the extent not inconsistent with the terms of the offer letter, the RSRs will be subject to the terms of the applicable form of award agreement for executive officers filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated by reference into this Item 5.02.

The foregoing description of Mr. Powell’s offer letter, including the terms of his compensation arrangements, does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which is filed as Exhibit 10(a) hereto and incorporated by reference into this Item 5.02.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description	Location

10(a)	Offer Letter	Filed herewith

99.1	News Release dated December 2, 2019	Filed herewith

104	Cover Page Interactive Data File	Embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 2, 2019	WELLS FARGO & COMPANY

		By:	/s/ ANTHONY R. AUGLIERA
Anthony R. Augliera
Executive Vice President and Secretary